FORM 8-A
Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

SECURE AMERICA ACQUISITION CORPORATION (Exact name of the Registrant as specified in its charter)
Delaware (State of incorporation or organization)	26-0188408 (I.R.S. Employer Identification No.)
1005 North Glebe Road, Suite 550 Arlington, VA 22201 (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-144028

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.0001 per share	American Stock Exchange

Warrants, exercisable for one share of Common Stock	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Secure America Acquisition Corporation (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-144028), filed with the Securities and Exchange Commission on June 25, 2007, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.    Exhibits

The following exhibits have been filed as exhibits to the Registration Statement or incorporated herein by reference as indicated below.

Exhibit Number         Description

3.1	Certificate of Incorporation filed on May 14, 2007*
3.2	Amendment to Certificate of Incorporation filed on August 6, 2007*
3.3	Form of Amended and Restated Certificate of Incorporation filed upon effectiveness**
3.4	By-laws*
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate**
4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant**

* Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-144028, filed on August 8, 2007.

** Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-144028, filed on October 12, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Secure America Acquisition Corporation

By:	/s/ C. Thomas McMillen
C. Thomas McMillen
Chief Executive Officer

Date: October 15, 2007